UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2013

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices)

(former name or former address, if changed since last report)

(949) 260-8070

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 1.01 Entry into a Material Definitive Agreement

On January 7, 2013, Premier Holding Corporation (“PRHL”), acting through its wholly owned subsidiary, WePOWER Ecolutions, Inc., entered an Asset Purchase Agreement with WEPOWER Eco Corp., a newly formed entity, controlled by Kevin B. Donovan, PRHL’s former CEO, to sell certain assets related solar energy and wind power for a $5,000,000 promissory note. The Asset Purchase Agreement, Mutual Release and Promissory Note are included as Exhibits 10.1, 10.2, and 10.3. WEPOWER Eco Corp. assumed $104,000 in liabilities, acquired three patents, six trademarks, and twenty eight contracts. Further, PRHL and WEPOWER Eco Corp. agreed to certain exclusive business opportunities, fifteen exclusive opportunities and nineteen exclusive for six months. A Mutual General Release was executed among PRHL, WePOWER Ecolutions, Inc., WEPOWER Eco Corp., and the former directors and officers, Kevin Donovan, Frank Schulte, and Thomas C. Lynch.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 7, 2013, Premier Holding Corporation (“PRHL”), acting through its wholly owned subsidiary, WePOWER Ecolutions, Inc., completed the disposition of assets under an Asset Purchase Agreement with WEPOWER Eco Corp., a newly formed entity, controlled by Kevin B. Donovan, PRHL’s former CEO. PRHL sold certain assets related solar energy, wind power projects, energy efficiency projects in real estate and fuel efficiency for diesel and gasoline engines for $5,000,000. The Asset Purchase Agreement, Mutual Release and Promissory Note are included as Exhibits 10.1, 10.2, and 10.3. WEPOWER Eco Corp. assumed $104,000 in liabilities, acquired three patents, six trademarks, and twenty eight contracts. Further, PRHL and WEPOWER Eco Corp. agreed to certain exclusive business opportunities, fifteen exclusive opportunities and nineteen exclusive for six months. A Mutual General Release was executed among PRHL, WePOWER Ecolutions, Inc., WEPOWER Eco Corp., and the former directors and officers, Kevin Donovan, Frank Schulte, and Thomas C. Lynch.

Item 9.01 Financial Statements and Exhibits

No.	Title
10.1	Asset Purchase Agreement dated January 7, 2013
10.2	Mutual General Release Agreement dated January 7, 2013
10.3	$5,000,000 Promissory Note dated January 7, 2013

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Randall Letcavage
Randall Letcavage
Principal Executive Officer
Date: January 11, 2013

3